UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 29, 2006

Western Digital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-08703	33-0956711
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20511 Lake Forest Drive, Lake Forest, California		92630
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 672-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously announced, on September 13, 2006 Western Digital Corporation (the "Company") filed a Form 12b-25 with the Securities and Exchange Commission in which it reported that it had not yet filed its Annual Report on Form 10-K for its fiscal year ended June 30, 2006 (the "2006 Form 10-K") and that it might not be able to do so on or before September 28, 2006 (the fifteenth calendar day following the prescribed due date for the 2006 Form 10-K). The Company has not filed the 2006 Form 10-K and, as a result, on September 29, 2006, the Company received a letter from the New York Stock Exchange (the "NYSE") notifying it that it is subject to the procedures specified in Section 802.01E (SEC Annual Report Timely Filing Criteria) of the NYSE’s Listed Company Manual. This section provides that the NYSE will monitor the Company and the filing status of the 2006 Form 10-K. If the Company has not filed its 2006 Form 10-K within six months of the filing due date of the 2006 Form 10-K, the NYSE will determine whether the Company should be given up to an additional six months to file its 2006 Form 10-K. If the NYSE determines that such an additional time period is not appropriate, suspension and delisting procedures would be commenced pursuant to Section 804.00 of the Listed Company Manual. The Company plans to file its 2006 Form 10-K as promptly as practicable after the completion of work by a Special Committee of its Board of Directors that is conducting a Company-initiated, voluntary review of the Company’s historical stock option grants.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Digital Corporation

October 5, 2006	By:	Raymond M. Bukaty

Name: Raymond M. Bukaty
Title: Senior Vice President, Administration, General Counsel and Secretary